Exhibit 11.1


              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

         Basic net income (loss) per share is based on the weighted average number of common shares outstanding during each year. Diluted net income (loss) per common share includes the dilutive effect of potential common shares outstanding. The Company calculates the dilutive effect of outstanding stock options and warrants using the treasury stock method. A reconciliation of earnings (loss) per share for the year-end December 31, 2001 and six months ended June 30, 2002 is as follows:

--------------------------------------- ---------------------------------- ------------------------------------
                                         Six Months Ended June 30, 2002       Year Ended December 31, 2001
--------------------------------------- ---------------------------------- ------------------------------------
                                              Basic            Diluted           Basic             Diluted
--------------------------------------- ----------------- ---------------- ----------------- ------------------
Net Earnings (Loss)                         $  (569,264)     $  (569,264)     $ (1,922,477)      $ (1,922,477)

--------------------------------------- ----------------- ---------------- ----------------- ------------------
Weighted Average Shares Outstanding           7,834,708        7,834,708         6,957,881          6,957,881

--------------------------------------- ----------------- ---------------- ----------------- ------------------
Effect of Dilutive Securities
Options and Warrants*                                --               --                --                 --
--------------------------------------- ----------------- ---------------- ----------------- ------------------
Equivalent Shares                             7,834,708        7,834,708         6,957,881          6,957,881

--------------------------------------- ----------------- ---------------- ----------------- ------------------
Earnings (Loss) Per Share                         (0.07)           (0.07)            (0.28)             (0.28)

--------------------------------------- ----------------- ---------------- ----------------- ------------------


         *All potential common shares are anti-dilutive for 2001 and 2002 and are excluded from calculation of earnings (loss) per share.